                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                        / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                   AMERICAN CONSOLIDATED LABORATORIES, INC.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                    AMERICAN CONSOLIDATED LABORATORIES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders of American Consolidated Laboratories, Inc.

         The Annual Meeting of Shareholders of American Consolidated Laboratories, Inc. (the "Company") will be held at the Company's offices at 1640 North Market Drive, Raleigh, North Carolina 27609 on June 6, 1996 at 9:30 a.m. for the following purposes:

         1. To elect four directors to hold office until the 1997 Annual Meeting of Shareholders and to hold office until their successors are duly elected and qualified;

         2. To consider and act upon a proposal to ratify the appointment of Deloitte & Touche as independent auditors of the Company for the year ending December 31, 1996; and

         3. To transact any other business as may properly come before the meeting.




         Shareholders of record as of the close of business on April 25, 1995, will be entitled to vote at this meeting or any adjournment thereof. Information relating to the matters to be considered and voted on at the Annual Meeting is set forth in the proxy statement accompanying this Notice.

                                       By Order of the Board of Directors,


                                       /s/ Kenneth Kirkham
                                       __________________________________
                                       Kenneth Kirkham, Assistant Secretary



May 10, 1996


                 IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE VOTE ON THE MATTERS TO BE CONSIDERED AT THE MEETING BY COMPLETING THE ENCLOSED PROXY AND MAILING IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                    AMERICAN CONSOLIDATED LABORATORIES, INC.
                              6416 PARKLAND DRIVE
                            SARASOTA, FLORIDA 34243
                                 (813) 753-0383
                                _______________

                                PROXY STATEMENT


         This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of American Consolidated Laboratories, Inc. (the "Company") for the Annual Meeting of Shareholders to be held at the Company's offices at 1640 North Market Drive, Raleigh, North Carolina 27609 on June 6, 1996 at 9:30 a.m., or any adjournment thereof.

         If the accompanying proxy form is completed, signed and returned, the shares represented thereby will be voted at the meeting. The giving of the proxy does not affect the right to vote in person should the shareholder be able to attend the meeting. The shareholder may revoke the proxy at any time prior to the voting thereof.

         The annual report of the Company for the year ended December 31, 1995, is being mailed with this proxy statement to shareholders entitled to vote at the meeting. The cost of the proxy solicitation will be paid by the Company.


                         SHAREHOLDERS ENTITLED TO VOTE
                                      AND
                             PRINCIPAL SHAREHOLDERS


         The only voting securities of the Company are common shares. Shareholders of record as of the close of business on April 25, 1996, are entitled to notice of and to vote at the Annual Meeting. At that date, there were 4,136,927 shares of Common Stock outstanding, each share being entitled to one vote.

         The affirmative vote of the holders of a majority of the votes cast at the meeting is necessary for the election of directors and the ratification of the selection of auditors.

         The following table sets forth certain information regarding those persons known to management to hold beneficially at least 5% of the outstanding shares of Common Stock of the Company and the ownership by all executive officers and directors as a group.

NAME AND ADDRESS OF                                           AMOUNT OF
BENEFICIAL OWNER                                        BENEFICIAL OWNERSHIP              PERCENT
- -----------------                                      ----------------------           ----------
Tullis-Dickerson Capital Focus L.P.                     2,985,804(a)                       72.2%
  One Greenwich Plaza, Greenwich, CT 06830
Wayne Upham Smith                                         516,759(b)                       12.5
  6416 Parkland Drive, Sarasota, FL 34243
James L.L. Tullis                                                (c)                         (c)
  One Greenwich Plaza, Greenwich, CT 06830
Thomas P. Dickerson                                              (c)                         (c)
  One Greenwich Plaza, Greenwich, CT 06830
Joan Neuscheler                                                  (c)                         (c)
  One Greenwich Plaza, Greenwich, CT 06830
All executive officers
  and directors as a group                                 3,655,229                      88.4%
                                                           ---------                      ----

         (a) Includes warrants to purchase 94,909 shares, 35,714 shares held by Tullis-Dickerson & Co., Inc., 10,636 shares held by James L.L. Tullis and 5,318 shares held by Thomas P. Dickerson, affiliates of Tullis-Dickerson Capital Focus L.P. See "Certain Transactions" regarding the possible issuance of additional shares.

         (b) Includes options to purchase 216,759 shares of common stock of the company which are currently exercisable and expire on July 11, 1996.

         (c) See footnote (a) above. Mr. Tullis, Mr. Dickerson and Ms. Neuscheler are affiliates of Tullis-Dickerson Capital Focus L.P. and general partners of Tullis-Dickerson Partners, which is the general partner of Tullis-Dickerson Capital Focus L.P.


                             ELECTION OF DIRECTORS


         PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED AT THE MEETING, UNLESS AUTHORITY TO DO SO IS WITHHELD, IN FAVOR OF THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED BELOW.

         It is proposed that the shareholders elect four directors. The term of each director elected will be until the next Annual Meeting of Shareholders or until his successor is duly elected and qualified. It is intended that the proxies will be voted for the nominees listed below and cannot be voted for more than four nominees. Each nominee is at present available for election, but if any nominee should become unavailable, the persons voting the accompanying proxy may, at their discretion vote for a substitute. Certain information concerning the nominees is set forth below.

                                                                                       COMMON SHARES
                                                            SERVED                      BENEFICIALLY
                                                              as                        Owned as of
                                                           Director                    April 25, 1996
                                                                           -------------------------------------
NAME                                      Age               Since              No. Shares (1)       % Shares
- ----                                      ---             ---------            --------------       --------
Joseph A. Arena                           48                 N/A                   40,000(a)           1.1
Thomas P. Dickerson                       46              May 1990              2,985,804(b)          72.2
James L.L. Tullis                         49              May 1990              2,985,804(b)          72.2
Joan P. Neuscheler                        37              June 1993             2,985,804(b)          72.2

         (a)     Includes options to purchase 15,000 which are currently exercisable.
         (b)     Includes 2,839,227 shares owned by Tullis-Dickerson Capital Focus L.P., warrants to purchase 94,909 shares, 35,714 shares held by Tullis-Dickerson & Co., Inc., 10,636 shares owned by James L.L. Tullis and 5,318 shares owned by Thomas P. Dickerson.

        JOSEPH A. ARENA. Mr. Arena was appointed Chief Executive Officer of the Company in April, 1996. From February, 1994 to April, 1996, Mr. Arena was Chief Operating Officer and Chief Financial Officer of Quantum Solutions, Inc., an Austin, Texas based firm in the training and education business, in which Tullis-Dickerson has a substantial equity investment. Mr. Arena served as Director of Finance or Treasurer of the Company from December 1991 until May, 1992 when he was elected a Director and appointed as Chief Executive Officer. Mr. Arena was elected Chairman of the Board in October, 1993. He served as Executive Vice President and Chief Financial Officer of Donzi Marine Corp. from 1986 to 1991, a Florida manufacturer of fiberglass speed boats.

        THOMAS P. DICKERSON. Mr. Dickerson is a general partner of Tullis-Dickerson Partners, the general partner of Tullis-Dickerson Capital Focus, L.P., which is a venture capital fund specializing in companies in the health care industry and the Company's largest stockholder. Since 1990, he has been the president of Tullis-Dickerson & Co., Inc., an investment firm specializing in health care and which has a management contract with Tullis-Dickerson Capital Focus, L.P.

        JAMES L.L. TULLIS. Mr. Tullis is a general partner of Tullis-Dickerson Partners, the general partner of Tullis-Dickerson Capital Focus, L.P., which is a venture capital fund specializing in companies in the health care industry and the Company's largest stockholder. Since 1990, Mr. Tullis has been the chairman and chief executive officer of Tullis- Dickerson & Co., Inc., an investment firm specializing in health care and which has a management contract with Tullis-Dickerson Capital Focus, L.P. He is also a director of Acme - United, Inc. and Physician Sales & Service, Inc., both publicly-held corporations.

        JOAN P. NEUSCHELER. Ms. Neuscheler is a general partner of Tullis-Dickerson Partners, the general partner of Tullis-Dickerson Capital Focus, L.P., a venture capital fund specializing in companies in the health care industry and the Company's largest stockholder. Since 1989, she has been the chief financial officer of Tullis-Dickerson & Co., Inc., an investment firm specializing in health care and which has a management contract with Tullis-Dickerson Capital Focus, L.P.

        The Board of Directors held two meetings during the year ended December 31, 1995 and took two actions by written consent. The current standing committees of the Board of Directors are the Audit Committee and the Compensation Committee. The Audit Committee met once and the Compensation Committee took one action by written consent during the year ended December 31, 1995. All directors attended at least 75% of the meetings held during the year ended December 31, 1995. The function of the Audit Committee is to meet periodically with the Company's independent auditors to review the scope and results of the audit and to consider various accounting and auditing matters related to the Company, including its internal control structure. The Audit Committee also makes recommendations to the Board of Directors regarding the independent public accountants to be appointed as the Company's auditors. The function of the Compensation Committee is to review and recommend salaries, bonuses and grants under the Company's Stock Option Plan. The Audit Committee was comprised of Mr. Dickerson and Ms. Neuscheler and the Compensation Committee was comprised of Mr. Tullis and Ms. Neuscheler.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

        Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company under Rule 16a-3(d), during the fiscal year ended December 31, 1995, the Company's officers and/or directors were in compliance with the filing requirements pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended.


                               EXECUTIVE OFFICERS


        The current executive officers of the Company are as follows:

NAME                              POSITION WITH THE COMPANY
- ----                              -------------------------
Thomas P. Dickerson               Chairman of the Board
Joseph A. Arena                   President and Chief Executive Officer
Jimmy Gray O'Neal                 President and Chief Operating Officer
Kenneth Kirkham                   Chief Financial Officer and Assistant
                                    Secretary and Treasurer
Anthony L. Salvatori              Secretary

        JIMMY GRAY O'NEAL. Mr. O'Neal has served as President and Chief Operating Officer of the Company since April, 1996. He was the founder and President of Carolina Contact Lens, Inc. ("CCL") since it was established in 1973. CCL was purchased by the Company in December, 1994, and is a wholly-owned subsidiary.

        KENNETH KIRKHAM. Mr. Kirkham has been the Chief Financial Officer of the Company since April, 1996. Prior to that, from 1994 to 1996, he was the Chief Financial Officer of Bono's Bar-B-Q & Grill, a chain of 33 restaurants. From 1992 to 1994 he was Senior Vice President-Finance for Ford Consumer Finance and from 1985 to 1992 he was with the accounting firm of KPMG Peat Marwick.

        ANTHONY L. SALVATORI. Mr. Salvatori has served as the Secretary of the Company since 1986 and was appointed Director of Research in 1987. He has had 51 years of experience in the contact lens industry. He was the President, from 1972 through 1984, and founder of a predecessor company called Salvatori Ophthalmics, Inc. located in Sarasota, Florida which manufactured and sold contact lenses to customers throughout the United States.

        Information about the other executive officers is given above under "Election of Directors."

                             EXECUTIVE COMPENSATION


        The following table sets forth the total compensation paid or accrued by the Company for services rendered during the year ended December 31, 1995, by the Chief Executive Officer of the Company. No executive officer of the Company received cash compensation for the year ended December 31, 1995 in excess of $100,000.

                           SUMMARY COMPENSATION TABLE


                                                                LONG-TERM
NAME AND PRINCIPAL                                            COMPENSATION
   POSITION                  YEAR      SALARY     BONUS          OPTIONS
- -------------------          ----      ------     -----          -------
Wayne Upham Smith            1994      $87,212    $14,166(1)    55,000(2)
Chairman of the Board and
Chief Executive Officer

         (1) A bonus in the amount of $42,500 was awarded, of which $14,166 has been paid to date.
         (2)     See "Option Grants in Last Year."

EMPLOYMENT AGREEMENTS

         On August 15, 1994, the Company entered into a three year employment agreement with Mr. Wayne Upham Smith. The agreement provided for an initial base salary of $85,000 per year with annual bonuses of up to 50% of his base salary based in part on the trading price of the Company's Common Stock and in part based upon performance, as determined by the Compensation Committee of the Company's Board of Directors. Mr. Smith's employment with the Company was terminated on April 11, 1996.

OPTIONS
                           OPTION GRANTS IN LAST YEAR

         Since January 1, 1995, the Company has granted options to its Chief Executive Officer as follows:

                          NUMBER OF           % OF TOTAL
                          SECURITIES           OPTIONS
                          UNDERLYING           GRANTED          EXERCISE      EXPIRATION
NAME                   OPTIONS GRANTED       TO EMPLOYEES      PRICE (1)         DATE
- ----                   ---------------     ---------------     ---------     ----------
Wayne Upham Smith             55,000             50%                $.50         8/8/06

(1) The options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The options vest at the rate of 6,875 shares per quarter over two years. The options terminate on July 11, 1996, three months after the termination of Mr. Smith's employment with the Company on April 11, 1996.

                                                       YEAR-END OPTION VALUES
                                                                                   VALUE OF UNEXERCISED
                                         NUMBER OF UNEXERCISED                     IN-THE-MONEY OPTIONS
                                          OPTIONS AT YEAR-END                         AT YEAR END (1)
                                    -------------------------------         ----------------------------------
NAME                            EXERCISABLE          UNEXERCISABLE        EXERCISABLE         UNEXERCISABLE
- ----                            -----------          -------------        -----------         -------------
Wayne Upham Smith                 216,759                96,351             $135,474             $60,219


         (1) The market price of the Company's common stock at year end was $1.125 per share.

RESTRICTED STOCK

         During May, 1994, the Board of Directors approved the 1994 Restricted Stock Bonus Plan (the "Stock Plan"). The Stock Plan provides for a bonus to certain employees who worked during 1992 at reduced pay. The bonus consisted of a one time grant to the eligible employees of one share of common stock for every $5.00 of reduced wages. A total of 21,862 shares were issued under this program to 55 eligible employees, including two officers. The Company's obligation for the stock issued to these employees was accounted for as a 1994 expense equal to the estimated fair market value of the stock on the date of issuance ($5,467).

STOCK OPTION PLAN

         Under the Company's 1994 Incentive and Non-Statutory Stock Option Plan (the "Option Plan"), 750,000 shares of Common Stock are reserved for issuance upon exercise of stock options. The Option Plan is designed as a means to retain and motivate key employees. The outside Directors administer and interpret the Option Plan. Options may be granted to all eligible employees of the Company, including officers and others who perform services for the Company. As of December 31, 1995, there were 495,106 shares underlying unexercised options granted under the Plan, leaving 254,894 shares available for future grant.

         The Option Plan provides for the granting of both incentive stock options (as defined in Section 422 of the Internal Revenue Code) and nonqualified stock options. Options are granted under the Option Plan on such terms and at such prices as determined by the Board of Directors, except that the per share exercise price of incentive stock options cannot be less than the fair market value of the Common Stock on the date of grant. Each option is exercisable after the period or periods specified in the option agreement, but no option may be exercisable after the expiration of ten years from the date of grant. Options granted under the Plan are not transferable other than by will or by the laws of descent and distribution.

DIRECTORS' COMPENSATION

         Directors who are not employees of the Company are not compensated for any services provided as a director, or for committee participation or special assignments. Out of town directors are reimbursed for travel expenses incurred in conjunction with board meetings.

                              CERTAIN TRANSACTIONS


         In September, 1991, Tullis-Dickerson Capital Focus, L.P. ("TD Capital") loaned the Company $510,000, evidenced by a Promissory Note bearing interest at 6% per annum, maturing in September, 1995, and secured by inventory, equipment and accounts receivable. In connection with the loan, TD Capital received a warrant to acquire 100,000 shares of the Company's common stock at a price of $.75 per share. TD Capital also provided the Company a $190,000 line of credit which was repaid during the first half of 1994. As part of the CCL transaction, $450,000 of the term loan was exchanged for 900,000 shares of the Company's common stock on December 15, 1994 - leaving a $60,000 balance at December 31, 1994. The warrant was exercised on March 31, 1995. Consideration for the shares was the reduction of the Notes' outstanding principal by $55,000 and forgiveness of $20,000 of accrued interest payable to TDCFLP. Accordingly, on December 31, 1995, the outstanding principal balance of the note totaled $5,000.

         In May, 1995, the Company issued 15,954 shares of the Company's common stock to James L.L. Tullis and Thomas P. Dickerson, as assignees of Tullis-Dickerson & Co., Inc. ("TD & Co.") in satisfaction of outstanding invoices for consulting services rendered during 1994 and 1995. At the time of payment for such services, the bid price for the Company's stock was $1.13 for a value of $18,000. Two directors of the Company, James L.L. Tullis and Thomas
P. Dickerson are the sole shareholders, directors and principal officers of TD & Co. The services primarily related to ongoing assistance in the Company's operations, including strategy, hiring of personnel, streamlining of operations, co-ordination between facilities of the Company, and the development of management reporting systems.

         The funding for the CCL acquisition was obtained by the Company pursuant to (i) a Stock Purchase and Term Loan Agreement, dated as of August 15, 1994, by and between TD Capital and the Company, pursuant to which TD Capital purchased an additional 2,220,000 shares of common stock for $660,000 in cash and cancellation of $450,000 of its $510,000 term loan (see above) and made an additional loan to the Company in the amount of $800,000, and (ii) a Share Purchase and Stockholders' Agreement among TD Capital, Wayne Upham Smith, Grady A. Deal and the Company, pursuant to which Mr. Smith and Mr. Deal each purchased 300,000 shares of the Company for $150,000. The $800,000 Secured Convertible Term Promissory Note, referred to above, is due on September 30, 1997, with interest payable quarterly at 15.25%. If the principal and interest remain unpaid after June 15, 1995, TD Capital may convert the Note into shares of common stock of the Company at the rate of one share of common stock each $1.00 of principal and interest unpaid, until maturity, and $.50 thereafter. The Company received additional financing from TDCFLP during November and December of 1995 in the amount of $267,000. Subsequent to December 31, 1995, the additional financing was consolidated with $445,000 of additional advances made in January and February, 1996. The consolidated note is payable at varying amounts and dates beginning June 30, 1996 through August 5, 1996. Interest is payable at 13.5% until maturity and 19.5% after maturity. In connection with the consolidated note, TDCFLP received warrants to purchase 94,909 shares of common stock, plus additional shares if each advance is not paid within 150 days, at $.10 per share.

         All of the TDCFLP financing is secured by substantially all inventories and property and equipment. In addition, the Company is prohibited by its agreement with TDCFLP from paying any dividends.

         The Company and TD Capital entered into an agreement with TD Capital, dated August 15, 1994 which provides for the Company to pay TD & Co. a financial advisory fee of $3,000 per month, plus $9,000 per quarter for any quarter that the Company exceeds its internal cumulative cash flow projections for that calendar quarter. Such financial advisory fees were $36,000 in 1995 and $72,000 in 1994.


                         INDEPENDENT PUBLIC ACCOUNTANTS


                 The firm of Deloitte & Touche has served as independent accountants of the Company since the year ended December 31, 1992. A representative of Deloitte & Touche will be present at the annual meeting of shareholders. Such representative will be available to respond to appropriate questions and may make a statement if he so desires.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1995.


                             SHAREHOLDER PROPOSALS


         Proposals which shareholders intend to present at the 1996 Annual Meeting of Shareholders must be received by the Company no later than January 10, 1996, to be eligible for inclusion in the proxy material for that meeting.


                                 OTHER MATTERS


         Management knows of no matter to be brought before the meeting which is not referred to in the Notice of Meeting. If any other matters properly come before the meeting, it is intended that the shares represented by proxy will be voted with respect thereto in accordance with the judgment of the persons voting them.


                                      By Order of the Board of Directors,

                                      /s/ Kenneth Kirkham
                                          Kenneth Kirkham, Assistant Secretary

                                                                     APPENDIX A


                    AMERICAN CONSOLIDATED LABORATORIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Wayne U. Smith and Grady A. Deal, as Proxy for the undersigned, to vote all shares of Common Stock of the undersigned in American Consolidated Laboratories, Inc. with all the powers that the undersigned would have if personally present, at the Annual Meeting of Shareholders of American Consolidated Laboratories, Inc., to be held at the Brenton Reef Restaurant located at the Company's offices at 1640 North Market Drive, Raleigh, North Carolina, on June 6, 1996, at 9:30 a.m., Eastern Time and at any and all adjournments thereof.

1. TO ELECT five Directors to hold office until the next Annual Meeting of shareholders and until their successors have been duly elected and qualified.

         [ ]    For all nominees listed    [ ]    Withhold authority to vote
                below                             for all nominess listed below

                    (except as marked to the contrary below)

         INSTRUCTIONS: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below:

                  James L.L. Tullis                Thomas P. Dickerson
                  Joan Neuscheler                  Joseph A. Arena

2. TO CONSIDER and act upon a proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 1996.

                FOR            AGAINST              ABSTAIN
                [ ]              [ ]                  [ ]

3. TO TRANSACT such other business as may properly come before the meeting or any adjournment thereof.

                (Continued, and to be signed, on reverse side)

        This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for each of the Proposals set forth above.

                                    Please sign exactly as name appears below.
                                    When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator or trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                    -----------------------------
                                    Signature


                                    -----------------------------
                                    Signature, If Held Jointly


                                    DATED:              , 1996
                                           -------------

                                    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                    CARD PROMPTLY USING THE ENCLOSED ENVELOPE.




                                      2